UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                              Hercules Incorporated
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               (Name of Registrant as Specified In Its Charter)

                                       N/A
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[HERCULES LOGO]                             Hercules Incorporated
                                            Hercules Plaza
                                            1313 North Market Street
                                            Wilmington, DE  19894-0001

                                            Thomas L. Gossage
                                            Chairman and Chief Executive Officer



May 4, 2001



Dear Fellow Shareholder,



As the May 24th shareholder meeting draws near, it is important that shareholders focus on several key issues:

YOUR BOARD AND MANAGEMENT TEAM ARE FULLY COMMITTED TO MAXIMIZING VALUE FOR ALL HERCULES SHAREHOLDERS. Despite the tough economics that prevail in our industry
- and the disruptions caused by ISP and its controlling owner Sam Heyman - we are doing everything we can to achieve this goal on your behalf.


SAM HEYMAN IS TWISTING AND DISTORTING THE FACTS. CONSIDER:

o    We ARE vigorously attacking costs and cutting capital spending.

o We ARE driving the process of selling noncore businesses and other non-essential assets. In fact, just this week we successfully completed the sale of the majority of our resins business to Eastman Chemical Company.

o We ARE actively seeking to sell or merge the Company. With the assistance of our financial advisors, we have contacted many potential purchasers of either the Company or its individual businesses. As part of this process, we have entered into confidentiality agreements with, and supplied information to, a large number of potential transaction participants. We continue to actively pursue this course, which we believe has the greatest potential to provide the highest value to all Hercules shareholders.

o When we receive a bona fide offer that is fair to all shareholders, we will move quickly to present it to shareholders. From time-to-time, over the last several years, we have held confidential discussions with other chemical companies, long before Heyman acquired his block of Hercules stock. None of these discussions led to an offer at the price alleged by Heyman or to an offer that could be submitted to shareholders.


WHAT ARE SAM HEYMAN'S TRUE INTENTIONS? IS HE COMMITTED TO HIS OWN INTERESTS RATHER THAN THOSE OF HERCULES SHAREHOLDERS?

o REMEMBER, ISP IS A MINOR PLAYER IN THE CHEMICAL INDUSTRY THAT COMPETES IN SOME OF THE SAME MARKETS THAT HERCULES SERVES. How would Heyman use confidential information from our Board meetings? To serve ISP interests? Will Heyman promote the interests of Hercules customers (and other Hercules shareholders) when conflicts with ISP's interests arise? Doesn't this present a CONFLICT OF INTEREST?

o HOW WILL OUR BUSINESS MANAGERS BE ABLE TO PRESENT THEIR CONFIDENTIAL BUSINESS AND STRATEGIC PLANS TO A BOARD THAT INCLUDES HEYMAN AND HIS NOMINEES? ISP is in some cases a direct competitor and has a material business relationship with a significant competitor of Hercules. Who will Heyman represent - the interests of ISP (of which he beneficially owns 79%) or the interests of Hercules' other shareholders?

o AS HERCULES SHAREHOLDERS, YOU AND I HAVE EVERY REASON TO BE CONCERNED. The WALL STREET Journal calls Heyman a "VETERAN CORPORATE RAIDER". How can Hercules shareholders be assured that he will not use his influence on the Board to benefit himself at the expense of other shareholders?

Letter to Shareholders
May 4, 2001
Page 2
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IN VOTING YOUR PROXY, DO NOT BE MISLED BY HEYMAN'S STATEMENTS.  IN OUR OPINION,
THE FACTS ARE PLAIN:

o Replacing four Hercules directors, including myself, would be a MAJOR STEP BACKWARDS. Our directors are FULLY COMMITTED to merging or selling Hercules and its businesses.

o Electing Heyman and his handpicked nominees - thus giving Heyman control of one-third of our Board - would only UNDERMINE, DISRUPT AND DELAY the sale process already underway. In fact, the election of Heyman and his nominees in a disruptive proxy fight could lead to the premature TERMINATION of our sales process, since the participants may refuse to continue in our process if Heyman becomes directly involved.

o Potential buyers have repeatedly voiced their reluctance to deal with a Board that would include Heyman and other representatives of ISP. They view an increased role for Heyman in the Company or the sale process AS A SUBSTANTIAL IMPEDIMENT. In addition, we believe that some companies that compete with ISP will not participate in a sales process if ISP is represented on our Board.

o Despite the impediments and disruption created by Heyman, we have persevered in our search for a new CEO and WE EXPECT TO MAKE AN ANNOUNCEMENT SHORTLY.


YOUR VOTE MATTERS A GREAT DEAL - TAKE ACTION TODAY!

o SIGN, DATE AND MAIL YOUR WHITE PROXY CARD WITHOUT FURTHER DELAY. No matter how many shares you own, we ask that you promptly vote to support the Hercules nominees. By voting the WHITE card, you will support your Board of Directors and its efforts to benefit all Hercules shareholders. Their loyalties are undivided.

o If you own shares through a broker, your vote will not count unless you actually return your signed proxy card. Because we are in a proxy contest, BROKERS CANNOT VOTE YOUR SHARES WITHOUT YOUR SPECIFIC INSTRUCTIONS.

o Only your latest dated and properly executed proxy card - that is received in time for the annual meeting on May 24, 2001 - will be voted. MAKE SURE YOUR WHITE PROXY CARD IS THE LAST CARD YOU MAIL. That way, you will automatically revoke any blue proxy card that you may have previously sent.


Thank you for your attention to this important matter. We need your support at this critical time for our company.



                                          Sincerely,

                                          /s/ Thomas L. Gossage

                                          Thomas L. Gossage




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If you have any questions about the annual meeting, need assistance in voting your WHITE proxy card or need additional copies of Hercules proxy materials, please call MacKenzie Partners TOLL FREE at (800) 322-2885 or collect at
(212) 929-5500.  You may also call the Company directly toll free at
(800) 441-9274.
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